Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Majority (74%) of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 29th day of January, 2018;

WHEREAS there has been presented to and considered by this meeting a Motion to Accept the Resignation of Itamar Borochov as Director and CEO; to Vote that Eyal Barad assume the position as CEO, and to vote Ehud Rieger as a new Director and Board Member.

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that:

The Corporation hereby ACCEPTS the Resignation of Itamar Borochov;

That it VOTED Ehud Rieger as a Director and Board Member;

That it VOTED for Eyal Barad to assume the position of CEO.

The Above qualified people have been nominated, and have accepted their position as DIRECTORS and OFFICERS of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 29th January, 2018

/s/ Eyal Barad

Eyal Barad,

on behalf of Cannabics, Inc., Majority Shareholders